Exhibit 99.1

Apple Hospitality REIT Announces Appointment of Blythe J. McGarvie to Board of Directors

RICHMOND, Va. (February 22, 2018) – Apple Hospitality REIT, Inc. (NYSE: APLE) (“Apple Hospitality” or the “Company”) today announced the appointment of Blythe J. McGarvie to its Board of Directors (the “Board”) effective February 21, 2018. Ms. McGarvie will stand for election as a Board-recommended nominee at the 2018 Annual Meeting of Shareholders.

“We are pleased to welcome Blythe as a member of our Board,” said Glade M. Knight, Executive Chairman of Apple Hospitality. “Blythe’s wide range of board positions, finance background and entrepreneurial success are exceptional and will further enhance our outstanding Board.”

“I am honored to join the Apple Hospitality Board,” said Ms. McGarvie. “I look forward to working with Apple Hospitality’s dynamic Board and strong leadership team and contributing to the long-term success of the Company.”

Ms. McGarvie was a member of the faculty of Harvard Business School, teaching in the accounting and management department from July 2012 to June 2014. Ms. McGarvie served as Chief Executive Officer and Founder of Leadership for International Finance, LLC, an advisory firm offering consulting services and providing leadership seminars, from 2003 to 2012, where she offered strategic reviews and leadership seminars for improved decision-making for corporate and academic groups. From 1999 to 2002, Ms. McGarvie was the Executive Vice President and Chief Financial Officer of BIC Group, a publicly traded consumer goods company with operations in 36 countries. Prior to that, Ms. McGarvie served as Senior Vice President and Chief Financial Officer of Hannaford Bros. Co., a Fortune 500 retailer. Ms. McGarvie currently serves on the board of directors of LKQ Corporation, Sonoco Products Company and Wawa, Inc., and previously served on the board of directors of Accenture plc, Viacom Inc., Pepsi Bottling Group, Inc., The Travelers Companies, Inc. and Lafarge North America. Ms. McGarvie is a Certified Public Accountant and holds a Bachelor of Arts degree in Economics from Northwestern University, Evanston, Illinois and a Master of Business Administration from Northwestern University’s J.L. Kellogg Graduate School of Management. Ms. McGarvie also holds an Executive Masters Professional Director Certification from the American College of Corporate Directors.

Ms. McGarvie’s appointment increases the size of Apple Hospitality’s Board from seven to eight members.

About Apple Hospitality REIT, Inc.
Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest portfolios of upscale, select-service hotels in the United States. The Company’s portfolio consists of 241 hotels, with more than 30,500 guest rooms, diversified across the Hilton® and Marriott® families of brands with locations in urban, high-end suburban and developing markets throughout 34 states. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer
Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes.  Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust.  Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved.  In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code.  Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.  Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statement.  Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:
Apple Hospitality REIT, Inc.
Kelly Clarke, Vice President, Investor Relations
804‐727‐6321
kclarke@applereit.com

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